Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into by and among Corebridge Financial, Inc., a Delaware corporation (the “Company”), American International Group, Inc., a Delaware corporation (“AIG”), and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (“Buyer”), and is dated and effective as of December 9, 2024.  All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) unless otherwise specified.

WHEREAS, reference is made to that certain Registration Rights Agreement, dated as of September 14, 2022, by and between the Company and AIG (the “Registration Rights Agreement”), which provides AIG certain registration rights with respect to Company Common Stock.

WHEREAS, concurrently with the execution of this Agreement, pursuant to that certain Stock Purchase Agreement, by and among AIG, the Company and Buyer, dated as of May 16, 2024 (the “Purchase Agreement”), AIG is selling to Buyer, and Buyer is purchasing from Seller, the Shares in the Sale.

WHEREAS, in connection with the Sale, AIG desires to assign and transfer its rights and obligations under the Registration Rights Agreement to Buyer with respect to the Shares, and Buyer has agreed to accept and assume the same.

WHEREAS, in connection with the Sale, the Company has agreed to provide Buyer with registration rights for any additional shares of Company Common Stock that Buyer may acquire after the Sale, with such additional shares treated as Registrable Securities, as if such additional shares were treated as Shares for which AIG had assigned and transferred its rights and obligations under the Registration Rights Agreement to Buyer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Assignment.  AIG hereby assigns its rights and interests in, and delegates its obligations under, the Registration Rights Agreement to Buyer solely with respect to the Shares, in each case subject to the terms and conditions set forth herein.  For clarity, AIG shall retain any and all of its rights and interests in, and its obligations under, the Registration Rights Agreement with respect to any and all shares of Company Common Stock other than the Shares.

2.          Assumption.  Buyer hereby accepts and assumes such assignment and delegation described in Section 1, and upon execution of this Agreement, Buyer agrees to become subject to the terms and conditions of the Registration Rights Agreement.

3.         Registration Rights with Respect to Future Acquired Shares. If Buyer acquires shares of Company Common Stock (other than the Shares), then the Company agrees that such additional shares shall be deemed to be “Registrable Securities” for all purposes under the Registration Rights Agreement and, accordingly, Buyer shall have registration rights with respect to such shares to the same extent as if such shares were Shares for which AIG had assigned and transferred to Buyer its rights and obligations under the Registration Rights Agreement.

4.          Additional Provisions.

(a)
Each of the parties hereto agrees and acknowledges that all references to “AIG” in the Registration Rights Agreement shall hereafter be deemed to refer to Buyer with respect to, and only with respect to, the Shares, such that each of Buyer, with respect to the Shares, and AIG, with respect to the shares of Company Common Stock other than the Shares, shall be entitled to all of the rights of AIG under the Registration Rights Agreement; provided that, (i) if AIG shall make a Demand Registration (as defined in the Registration Rights Agreement), Buyer shall not be entitled to make a Piggyback Registration (as defined in the Registration Rights Agreement) with respect to such Demand Registration if the transaction is an underwritten block trade or bought deal and (ii) if Buyer shall make a Demand Registration, AIG shall not be entitled to make a Piggyback Registration with respect to such Demand Registration if the transaction is an underwritten block trade or bought deal.

(b)
In the event that AIG shall make a Demand Registration, and Buyer shall be entitled to exercise a Piggyback Registration with respect to such Demand Registration and shall have exercised such Piggyback Registration, then if the managing underwriter advises AIG that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten in such offering because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the number of Registrable Securities that may be included in the underwriting shall be limited and allocated as follows: (A) first, to the Registrable Securities requested to be included in such registration by AIG that can, in the opinion of such managing underwriter, be sold, without having any such adverse effect, and (B) second, to the extent all Registrable Securities requested to be included in such underwriting pursuant to the aforementioned have been included, to the Registrable Securities requested to be included in such registration by Buyer that can, in the opinion of the managing underwriter, be sold without having any such adverse effect.

(c)
In the event that Buyer shall make a Demand Registration, and AIG shall be entitled to exercise a Piggyback Registration with respect to such Demand Registration and shall have exercised such Piggyback Registration, then if the managing underwriter advises Buyer that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten in such offering because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the number of Registrable Securities that may be included in the underwriting shall be limited and allocated as follows: (A) first, to the Registrable Securities requested to be included in such registration by Buyer that can, in the opinion of such managing underwriter, be sold, without having any such adverse effect, and (B) second, to the extent all Registrable Securities requested to be included in such underwriting pursuant to the aforementioned have been included, to the Registrable Securities requested to be included in such registration by AIG that can, in the opinion of the managing underwriter, be sold without having any such adverse effect.

(d)
In the event that AIG and Buyer each exercise its right to a Piggyback Registration with respect to an underwritten offering by the Company, then if the managing underwriter advises the Company that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten in such offering because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the number of Registrable Securities that may be included in the underwriting shall be limited and allocated as follows: (A) first, to the Registrable Securities requested to be included in such registration by the Company that can, in the opinion of such managing underwriter, be sold, without having any such adverse effect, (B) second, to Argon (as defined in the Registration Rights Agreement), to the extent Argon is permitted to include securities at such time, and is entitled to priority with respect thereto, and under the terms of the Stockholders Agreement, (C) third, to AIG and Buyer on a pro rata basis to the extent all Registrable Securities requested to be included in such underwriting pursuant to the aforementioned have been included and that, to the extent in the opinion of the managing underwriter, can be sold without having any such adverse effect.

(e)
Notwithstanding anything to the contrary in the Registration Rights Agreement or this Agreement:  (i) during the first six months following the second anniversary of the Closing (the “AIG Priority Window”), if Buyer intends to make a Demand Registration during the AIG Priority Window, it shall first give AIG at least ten (10) Business Days’ prior written notice before submitting any such request, and if within ten (10) Business Days of such notice from Buyer, AIG provides written notice to both Buyer and the Company that AIG intends to make a Demand Registration during the subsequent ninety (90) days, Buyer shall not have the right to require, and the Company shall not have any obligation to effect, a Demand Registration for Buyer during such ninety (90)-day period unless and until the Company shall have completed AIG’s Demand Registration; and (ii) during the first six months following the AIG Priority Window (the “Buyer Priority Window”), if AIG intends to request a Demand Registration during the Buyer Priority Window, it shall first give Buyer at least ten (10) Business Days’ prior written notice before submitting any such request, and if within ten (10) Business Days of such notice from AIG, Buyer provides written notice to both AIG and the Company that Buyer intends to request a Demand Registration during the subsequent ninety (90) days, AIG shall not have the right to require, and the Company shall not have any obligation to effect, a Demand Registration for AIG during such ninety (90)-day period unless and until the Company shall have completed Buyer’s Demand Registration.

(f)
AIG and Buyer each agrees that it shall enter into any customary lock-up or similar agreement with the managing underwriters in connection with any Demand Registration if requested by (and subject to entry into the same form lock-up or similar agreement by the requesting party), in respect of AIG, the Company or Buyer, and in respect of Buyer, the Company or AIG.

(g)	The Company hereby approves and consents to the assignment of rights and delegation of obligations set forth in this Agreement.

5.          Representations and Warranties.  Each party hereto represents and warrants that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate (or other organizational) power and authority to enter into and perform its obligations under this Agreement and (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary corporate (or other organizational) action on the part of such party.  AIG represents and warrants to Buyer that a true, complete and correct copy of the Registration Rights Agreement amended, modified or supplemented through the date hereof, is attached hereto as Exhibit A.

6.          Notices.  All notices, requests and other communications to any party shall be in writing and shall be deemed given if delivered personally, sent by electronic mail transmission (with confirmation of receipt of such electronic mail received by return electronic mail) or sent by international overnight courier (providing proof of delivery) to the parties at the addresses set forth below.

if to Buyer, to:

Nippon Life Insurance Company
1-6-6 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-8288
Attention: Masayuki Nishimura
Email: nishimura49737@nissay.co.jp

with a copy (which shall not constitute notice) to:

Latham & Watkins Gaikokuho Joint Enterprise
Marunouchi Building, 32nd Floor
2-4-1 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-6332
Attention: Hiroaki Takagi
Email: hiroaki.takagi@lw.com

and

Latham & Watkins LLP
330 North Wabash, Suite 2800
Chicago, IL 60611
Attention: Bradley Faris; Jason Morelli
Email: bradley.faris@lw.com; jason.morelli@lw.com

if to Seller, to:

American International Group, Inc.
1271 Avenue of the Americas
New York, NY 10020
Attention: Rose Marie Glazer
Email: aigcorporatesecretary@aig.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: David K. Lam; Mark S. Stagliano
Email: dklam@wlrk.com; mastagliano@wlrk.com

if to the Company, to:

Corebridge Financial, Inc.
2919 Allen Parkway, Woodson Tower
Houston, TX 77019
Attention: Chris Nixon
Email: chris.nixon@corebridgefinancial.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
Attention: Paul Rodel; Eric Juergens
Email: pmrodel@debevoise.com; etjuergens@debevoise.com

or to such other address or electronic mail address as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

7.          Amendment; Waiver.  This Agreement may be amended, restated, supplemented, modified or terminated, in each case, only by a written instrument signed by each of the Company, Buyer and AIG.  A provision of this Agreement may only be waived by a written instrument signed by the party waiving a right hereunder.  No delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of a party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.          Binding Effect; Benefit; Assignment.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their successors and permitted assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party.  Any purported assignment, delegation or transfer not permitted by this Section 8 is null and void.

9.          Miscellaneous.  Sections 6.5 (Governing Law); 6.6 (Arbitration; Jurisdiction; Waiver of Jury Trial), 6.7 (Specific Performance), 6.9 (Severability), 6.10 (Table of Contents, Headings and Captions) and 6.11 (Counterparts) of the Registration Rights Agreement are incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers or signatories as of the date set forth on the cover page of this Agreement.

NIPPON LIFE INSURANCE COMPANY

By:	/s/ Minoru Kimura
Name:	Minoru Kimura
Title:	Managing Executive Officer

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Christina Banthin
Name:	Christina Banthin
Title:	Senior Vice President & Corporate Secretary

COREBRIDGE FINANCIAL, INC.

By:	/s/ Elias Habayeb
Name:	Elias Habayeb
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Assignment Agreement]